                   EXTENSION OF PROPERTY MANAGEMENT AGREEMENT

        The Extension of Property Management Agreement entered into this 21st day of February, 1995 by and between Murray Income Properties II, Ltd., a Texas limited partnership (hereinafter called the "Owner") and Brookside Management Group, Inc., (hereinafter referred to as "Agent").

                                R E C I T A L S:

        1. Ownership and Agent are parties to that certain Property Management Agreement dated March 1, 1991 covering the Paddock Place Shopping Center located at the southwest corner of White Bridge Road and Brookwood Terrace, Nashville, Tennessee.

        2. The term of the aforesaid Property Management Agreement expired on February 28, 1994, and the Agreement was extended with an expiration date of February 28, 1995. The parties thereto are mutually desirous of extending the term of the Property Management Agreement.

NOW, THEREFORE, it is hereby agreed as follows:

        1. The expiration date of the Property Management Agreement shall be midnight, February 29, 1996.

        2. All other terms and conditions of the Property Management Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this document the day and year first above written.

WITNESS:                                Brookside Management Group, Inc.

/s/ Charles H. Warfield, Jr.            /s/ W. Miles Warfield
    Charles H. Warfield, Jr.            By: W. Miles Warfield

WITNESS: Murray Income Properties II, Ltd., a Texas limited partnership by Murray Realty Investors IX, Inc., a Texas Corporation, its general partners (Owners)


/s/ Mitchell Armstrong                  /s/ Brent Buck
    Mitchell Armstrong                      Brent Buck
                                        By: Executive Vice President